                              TERM SHEET

     This TERM SHEET (this "TERM SHEET") sets forth the basic terms of the agreement in principle between GenesisIntermedia.com, Inc., a Delaware corporation, on one part, and Global Leisure Travel, Inc., a Washington corporation ("GLTI"), on another part, and is dated as of April 2, 1999. The terms of the strategic alliance proposed hereunder must be submitted to the Board of Directors of each of the parties hereto for approval.

I.   STRATEGIC ALLIANCE.

     GenesisIntermedia.com, Inc. in conjunction with its Genesis Intermedia, Inc. subsidiary (collectively, "GENESIS") is entering into a strategic alliance with GLTI, pursuant to which Genesis will become the principal marketing and advertising agent and the exclusive Internet marketing and advertising agent and e-commerce consultant and provider to GLTI and all of
     its subsidiaries and affiliates (collectively, "GLOBAL").   In return,
     Global provides to Genesis channel access options to acquire.

II.   ALIGNMENT -- The opportunity to capitalize on one another's strengths:

      GENESIS INTERMEDIA              GLOBAL LEISURE

      Marketing Know How              Brand Name Recognition
      New Channels                    Current Product Inventory
      Technology Base                 Negotiated Contracts
      Established Media Business      Established Leisure Vacation Business


III. GENESIS' INITIATIVES.

     The strategic alliance will initially comprise a number of initiatives to be performed by Genesis for or in conjunction with Global and will be embodied by such agreements as appropriate. The initiatives will include the following:

     A. INTERNET ADVERTISING CAMPAIGN. An Internet-based advertising campaign to be prepared by Genesis for Global, which will include:

          i. The creation of initial basic advertising campaign outlines for each of the principal Global companies.

          ii. The creation of initial Internet advertising layouts and features to be mutually determined by the parties, taking into account the short time line under which this project will be developed.

          iii. The overhaul of the web sites for each of the principal Global companies. Genesis has the right to display its logos and appropriate "Powered by" language on the sites.

     B. MALL DEVELOPMENT PROJECT. Development of basic graphical user interfaces and advertising templates for Global for Genesis's mall kiosk deployment program. Genesis has the right to display its logos and appropriate "Powered by" language at the malls and kiosks.

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     C.   E-COMMERCE PROJECTS.  The development of a fully functional e-commerce business structure for all Global products and services to include:

          i. Direct customer Internet access to Global product and service inventory.


          ii.   On-line virtual tours.

          iii.  On-line real-time consultation and booking.

          iv. Payment processing fees to be charged at Genesis's customary fees in effect from time to time and to be incorporated in Genesis's standard tariff schedule updated no less frequently than quarterly.

          v. Unlimited product and service listings, subject to price adjustments at product/service number breaks.

          vi.   Unlimited cataloguing.

          vii.  Standard feature set described on the attached Exhibit A.

          viii. Help Desk support.

          ix.   Subject to pricing/profit sharing structure set forth below.

     D.   PRICING.

          i. The following monthly pricing will apply to the above-referenced e-commerce project:

                - Base Pricing: A monthly base fee to be calculated on the basis of the number of unique product or service offerings (including available combinations or packages of product and service offerings). The Base Pricing will be based upon the Genesis's budgeted fully allocated overhead associated with the project.
                - Charges for product and service offerings above Base Pricing will be based on the standard pricing schedule as set forth from time to time by Genesis.
                - Prices subject to adjustment on a quarterly or more frequent basis as determined by Genesis.

          ii. PER TRANSACTION FEE: The parties will negotiate a per transaction marketing and payment processing fee based on a percentage of commission or income to Global, with a set dollar minimum per transaction.

          iii. Global will pay to Genesis mall advertising rent for all mall advertising at a rate equal to one standard deviation above the mean of all comparable third party mall advertising.

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          iv.   Global will pay to Genesis kiosk participation rent for all kiosk participation at a rate equal to one standard deviation above the mean of all comparable third party kiosk participant rent.

          v. Global shall pay to Genesis for all personnel training at Genesis's standard hourly rates.

          vi.   Custom work to be performed at Genesis's standard hourly rates.

     E. FUNDING COMMITMENT FOR INITIAL EFFORT. The parties acknowledge that Global does not currently have the funds necessary to fully develop its Internet and e-Commerce distribution channel. Genesis has agreed to provide up to $3 million of senior secured debt to Global to facilitate the development and deployment of its Internet and e-Commerce capability and for general corporate purposes. The obligation to advance any funds and the final terms and conditions of such loans shall be subject to the negotiation and execution of and shall be included in definitive documentation, which shall include, at a minimum, a first priority security interest in all of the personal property of each company comprising Global, and performance hurdles for each agreed Tranche of funding.

IV.  GLOBAL INITIATIVES.

     The strategic alliance will initially comprise a number of initiatives to be performed by Genesis for or in conjunction with Global and will be embodied by such agreements as appropriate. The initiatives will include the following:

     A. NON-INTERNET MARKETING AND ADVERTISING; ADDITIONAL CHANNELS. The parties acknowledge that Global currently has marketing and advertising arrangements for non-Internet marketing and advertising. Global hereby grants to Genesis a five-year right of first refusal on any new marketing or advertising contracted for by Global, which shall include any replacements or extensions of current marketing or advertising. Global will not during the term of this right of first refusal commence any in-house advertising or marketing initiatives unless Genesis shall have been granted the right to bid on such initiatives. The parties have also discussed that Genesis intends to market Global products and services through various other new channels and possibly through reseller relationships. Global hereby agrees that Genesis shall have the exclusive right to develop and market such new channels and to participate in any such reseller relationships created or facilitated by Genesis and that the parties shall mutually agree upon the compensation for such services.

     B. CHANNEL. During the term of the agreement, Global shall use its reasonable best efforts to enroll as many of its affiliated agents as possible for Genesis's Internet distribution channel and to continuously and prominently market and promote Genesis's Internet channel to Global's customers.

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    C.    ACQUISITION OPTION GRANTED TO GENESIS.

          i. OPTION 1 -- PURCHASE THE NEWTON GROUP. In consideration of Genesis's initiatives as contained in this Term Sheet, Global hereby grants to Genesis the option to purchase substantially all of the operating and capital assets of Newton Group, including all assets and intellectual property constituting the "Contour System." This strategy is in keeping with Global's business strategy of focusing on the travel business only and Genesis' business strategy of building enhanced product delivery services, especially as they directly relate to e-commerce.

               - PRICE. The purchase price shall be $2.5 million + or - 20% based on an agreed to audit to be conducted within 30 days of said purchase. This payment acknowledges the Global's current investment.

               -  TERM.  The option shall expire on June 30, 1999.

               - ASSUMPTION OF FUTURE DEVELOPMENT COSTS. In the event Genesis exercises this option, Genesis shall assume the obligation to pay for and complete and in process technology development being conducted by Fourth Dimension Systems.

               - ASSUMPTION OF RELATIONSHIP WITH FOURTH DIMENSIONS SYSTEMS, INC. In the event Genesis exercises this option, Genesis will assume control of the Contour System Software License issued by Fourth Dimension Software, Inc. Furthermore, Genesis will honor the royalty payment to Fourth Dimensions Software as prescribed in this System Software License.

               - GLOBAL USE COMMITMENT. In the event Genesis exercises this option, Global agrees to commit to subscribe to and use the Contour System for a period of not less than _________. For the ___________, Global hereby commits to pay to Genesis a transaction fee of $________ per transaction for such usage, with a minimum fee of $________, payable on ________________, commencing on ____________________________. This contract
                  will be re-negotiated for the remaining ____________________.

          ii.  OPTION 2 -- PURCHASE GLOBAL.   In consideration of Genesis's
               initiatives as contained in this Term Sheet, Global hereby grants to Genesis a right of first refusal to purchase Global or all of the assets of Global.

               - PRICE. Price will be equal to the fair market value of Global as determined by an independent valuation firm selected by Genesis and GLTI. Such valuation shall be incorporated herein by this reference.

               -  TERM.  The option shall expire on June 30, 2000.


[*] Indicates redacted text.


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V.   COORDINATION.

     The parties acknowledge that they anticipate a close alliance and ongoing relationship. To this end, project owners form both organizations will be appointed. It is anticipated that they will coordinate for periodic project meetings to agree upon business objectives, scope, resource commitment and schedule. Such meetings will be in person or by telephone as appropriate. In order to establish the relationship, during the first 60 days, weekly project meetings will be scheduled (not to exceed 20 hours per month) at such times or times as the parties agree. Thereafter meetings will be scheduled as the parties determine to be necessary. Such project meetings will also include, but not be limited to, discussion concerning Global marketing efforts and success, implementation and use of the electronic channel, design and functionality of the electronic channel.


VI.  CLOSING.

     While the parties intend to replace this Strategic Agreement with a more formal set of documents, this agreement nonetheless intended to be a binding agreement between the parties when signed by both of the parties in the spaces provided below. This initial strategic agreement will govern the relationship between the parties until a more formal set of documents is executed and will not in any way be affected by the failure to complete such formal set of documents.


ACCEPTED AND AGREED:

GLOBAL LEISURE TRAVEL, INC.                  GENESISINTERMEDIA.COM, INC.



By:                                          By:
   --------------------------------             -------------------------------
   Name:  Ravi Rao                               Name:  Ramy El-Batrawi
   Title: Chief Executive Officer                Title: Chief Executive Officer


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                                     EXHIBIT A

                                STANDARD FEATURE SET


CATALOGS
-  International Currencies
-  Weight Units: Kilograms, Grams, Pounds, and Ounces
-  Sending Methods: Internet, Fax/Mail, and Phone
-  Faxed Internet Orders
- Payment Methods: VISA, MasterCard, American Express, Discover, Diners Club and JCB
-  Custom Payment Methods
- Standard Shipping Destinations: US States, Canadian Provinces, and World Countries
-  Custom Shipping Destinations
-  Multiple Shipping Methods and Regions
-  Shipping Formula Variables: Quantities Ordered, Weight, and Subtotal
-  Shipping Formula Functions: Minimum, Maximum, and Range
-  Custom Tax Rates
- Custom Survey Questions: Long Answer, Short Answer, Multiple Choice, and Single Choice
-  Custom Subtotal Items: Fixed, User Enterable, and Optional
-  Users and Passwords

CATEGORIES
-  Unlimited Categories
-  Full Description
-  Image

PRODUCTS
-  Base Item Number
-  Description
-  Full Description
-  Image
-  Price
-  Sale Price
-  Unique Sale Price for Each Catalogue
-  Non-taxable products
-  Weight
-  Category
-  Multiple Product Options (i.e. Color, Size)
-  Multiple Product Option Items (i.e. Red, Green, Blue)
-  Custom Item Numbers based on Options
-  Custom Pricing based on Options
-  Option Conflicts
-  Quantity Discounts
-  Links to Related Items
-  Links to other URLs
-  Preview product pages
-  Generated HTML code to copy and paste into existing sites
-  Graphical pricing for easy integration into existing sites
-  Import product information from a test-delimited file

ORDERS
-  E-mail notification of new Orders
-  Order Status
-  Waybill Number and Shipper
-  Custom Notes
-  End-user Order Tracking
-  Export Order Information

POINT OF SALE
-  Multiple Merchant Numbers
-  Automatic Authorizations of orders sent over the Internet
-  Manual Authorizations
-  Credits
-  Automatic Settlement

E-COMMERCE HOSTING
-  Home Page builder
-  Unique URL
-  10 MB Free
-  Virtual Hosting of existing domain names
-  Professionally Designed Templates
-  Customize your own Templates

E-COMMERCE SEARCH
-  Product Based  Search Engine
-  Full Word Listing
-  Phrase or Boolean Searching
-  Re-index your site anytime
-  Integrate into existing sites

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